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                                                                EXHIBIT 23(C)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4 (No. 333-100564) of Cardinal Health, Inc. of our reports dated March 21, 2000, except as to Note 3 and Note 20, which are as of December 15, 2000, relating to the financial statements and financial statement schedule of Bindley Western Industries, Inc. and its subsidiaries (not presented separately therein), which appear in Cardinal Health, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
January 3, 2003